Exhibit 99.1

MAA

# Earnings Release & Supplemental Data

Third Quarter 2025

www.maac.com

TABLE OF CONTENTS
Earnings Release	3
Financial Highlights	6
Consolidated Statements of Operations/Share and Unit Data	7
Consolidated Balance Sheets	8
Reconciliation of Non-GAAP Financial Measures	9
Non-GAAP Financial Measures	12
Other Key Definitions	13
Portfolio Statistics	S-1
Components of Net Operating Income/Components of Same Store Portfolio Property Operating Expenses	S-3
Multifamily Same Store Portfolio NOI Contribution Percentage	S-4
Multifamily Same Store Portfolio Comparisons	S-5
Multifamily Development Pipeline/Multifamily Lease-up Communities/Multifamily Interior Redevelopment, WiFi Retrofit and Property Repositioning Activity	S-8
Acquisition Activity/Disposition Activity/Debt and Debt Covenants as of September 30, 2025	S-9
2025 Guidance/Reconciliation of Earnings per Diluted Common Share to Core FFO and Core AFFO per Diluted Share for Full Year 2025 Guidance	S-11
Credit Ratings/Common Stock/Investor Relations Data	S-12

EARNINGS RELEASE

MAA REPORTS THIRD QUARTER 2025 RESULTS

GERMANTOWN, TN, October 29, 2025/PRNewswire/ -- Mid-America Apartment Communities, Inc., or MAA (NYSE: MAA), today announced operating results for the three months ended September 30, 2025.

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Earnings per common share - diluted (1)	$0.84	$0.98	$3.30	$3.07

Funds from operations (FFO) per Share - diluted (1)	$2.14	$2.10	$6.53	$6.57

Core FFO per Share - diluted (1)	$2.16	$2.21	$6.51	$6.65
(1)
A reconciliation of Net income available for MAA common shareholders to FFO and Core FFO is found later in this release.

Brad Hill, President and Chief Executive Officer, said, “Reflecting the resilience of our platform, we delivered Core FFO results in line with expectations for the quarter despite elevated supply, continued economic uncertainties and slower job growth, achieving new and renewal pricing for the quarter above last year’s levels and sequential improvement in our blended rates exceeding last year’s change. Resident retention remains strong with turnover at a record low. Solid demand coupled with meaningfully lower levels of new deliveries and our strong occupancy, position MAA well to capitalize on the coming year and what we expect will be an acceleration of the recovery cycle. With our recent acquisition in Kansas City and land acquisition in Scottsdale, Arizona, we are leveraging our strong balance sheet to accelerate growth, expand our development pipeline and build momentum that will fuel earnings growth for years to come.”

•
During the third quarter of 2025, MAA's Same Store effective blended lease rate growth was 0.3%, a 50 basis point improvement over the same period in the prior year.
•
As of September 30, 2025, resident turnover in the Same Store Portfolio remained historically low at 40.2% with a record low level of move-outs associated with buying single family-homes of 10.8%.
•
During the third quarter of 2025, MAA acquired a stabilized and newly built 318-unit multifamily apartment community located in the Kansas City market.
•
During the third quarter of 2025, MAA completed the development of MAA Nixie located in the Raleigh, North Carolina market and completed the initial lease-up of Novel West Midtown located in Atlanta, Georgia, Novel Daybreak located in the Salt Lake City, Utah market, and MAA Milepost 35 located in Denver, Colorado. During the fourth quarter of 2025, MAA also plans to begin construction of a multifamily apartment community located on a recently acquired land parcel in the Phoenix, Arizona market.
•
Subsequent to the end of the third quarter of 2025, Mid-America Apartments, L.P. (MAALP), MAA’s operating partnership, amended its unsecured revolving credit facility increasing borrowing capacity to $1.5 billion and extending the maturity to January 2030. MAALP also amended its commercial paper program to increase the maximum aggregate principal amount of notes that may be outstanding under the program to $750.0 million.

Same Store Operating Results

Same Store results for the three and nine months ended September 30, 2025 as compared to the same period in the prior year are summarized below:

	Three months ended September 30, 2025 vs. 2024				Nine months ended September 30, 2025 vs. 2024
	Revenues	Expenses	NOI(1)	Average Effective Rent per Unit	Revenues	Expenses	NOI(1)	Average Effective Rent per Unit
Same Store Operating Growth	-0.3%	2.3%	-1.8%	-0.4%	-0.2%	2.4%	-1.7%	-0.5%
(1)
A reconciliation of Net income available for MAA common shareholders to NOI, including Same Store NOI, is found later in this release.

Same Store operating statistics for the three and nine months ended September 30, 2025 are summarized below:

	Three months ended September 30, 2025		Nine months ended September 30, 2025		As of September 30, 2025
	Average Effective Rent per Unit	Average Physical Occupancy	Average Effective Rent per Unit	Average Physical Occupancy	Resident Turnover
Same Store Operating Statistics	$1,693	95.6%	$1,691	95.5%	40.2%

Same Store net effective lease pricing statistics for the three and nine months ended September 30, 2025 are summarized below:

Same Store Net Effective Lease Pricing Statistics	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2025
Effective Blended Lease Rate Growth	0.3%	0.2%
Effective New Lease Rate Growth	-5.2%	-5.3%
Effective Renewal Lease Rate Growth	4.5%	4.6%

Acquisition Activity

In August 2025, MAA closed on the acquisition of a stabilized 318-unit multifamily apartment community built in 2024 and located in the Kansas City market. In October 2025, MAA acquired a land parcel adjacent to that acquired community and plans future development of a phase II multifamily expansion at the property. MAA also closed on the acquisition of a land parcel located in the Phoenix, Arizona market during October 2025 and plans to begin construction on a 280-unit multifamily apartment community during the fourth quarter of 2025.

Development and Lease-up Activity

A summary of MAA’s development communities under construction as of the end of the third quarter of 2025 is set forth below (dollars in thousands):

	Units as of			Development Costs as of			Expected Project
Total	September 30, 2025			September 30, 2025			Completions By Year
Development				Expected	Costs	Expected
Projects (1)	Total	Delivered	Leased	Total	to Date	Remaining	2025	2026	2027	2028
7	2,242	412	247	$797,000	$543,163	$253,837	1	4	1	1
(1)
Two of the development projects are currently leasing.

During the third quarter of 2025, MAA completed the development of MAA Nixie located in the Raleigh, North Carolina market. MAA funded approximately $78 million of costs for current and planned development projects, including predevelopment activities, during the third quarter of 2025.

A summary of the total units, physical occupancy and cost of MAA’s lease-up communities as of the end of the third quarter of 2025 is set forth below (dollars in thousands):

Total	As of September 30, 2025
Lease-Up	Total	Physical	Costs
Projects (1)	Units	Occupancy	to Date
4	1,415	66.1%	$409,156

(1)
One of the lease-up projects is expected to stabilize in the fourth quarter of 2025, one in the first quarter of 2026, one in the second quarter of 2026 and one in the third quarter of 2026.

During the third quarter of 2025, MAA completed the lease-up of Novel West Midtown located in Atlanta, Georgia, Novel Daybreak located in the Salt Lake City, Utah market, and MAA Milepost 35 located in Denver, Colorado.

Balance Sheet and Financing Activities

As of September 30, 2025, MAA had $814.7 million of combined cash and available capacity under MAALP’s unsecured revolving credit facility.

In October 2025, MAALP amended its unsecured revolving credit facility, increasing borrowing capacity to $1.5 billion with an option to expand to $2.0 billion. The amended facility has a maturity date of January 2030 with two six-month extension options, and bears interest at a rate based on the Secured Overnight Financing Rate plus a spread determined by a credit ratings grid, currently at 0.725%. MAALP also amended its commercial paper program in October 2025 to increase the maximum aggregate principal amount of notes that may be outstanding under the program to $750.0 million.

Dividends and distributions paid on shares of common stock and noncontrolling interests during the third quarter of 2025 were $181.8 million, as compared to $176.3 million for the same period in the prior year.

Balance sheet highlights as of September 30, 2025 are summarized below (dollars in billions):

Total debt to adjusted total assets (1)	Net Debt/Adjusted EBITDAre (2)	Total debt outstanding	Average effective interest rate	Fixed rate debt as a % of total debt	Total debt average years to maturity
29.3%	4.2x	$5.2	3.8%	91.1%	6.3
(1)
As defined in the covenants for the bonds issued by MAALP.
(2)
Adjusted EBITDAre is calculated for the trailing twelve month period ended September 30, 2025. A reconciliation of Unsecured notes payable, net and Secured notes payable, net to Net Debt and a reconciliation of Net income to Adjusted EBITDAre are found later in this release.

127th Consecutive Quarterly Common Dividend Declared

MAA declared its 127th consecutive quarterly common dividend, which will be paid on October 31, 2025 to holders of record on October 15, 2025. The current annual dividend rate is $6.06 per common share. The timing and amount of future dividends will depend on actual cash flows from operations, MAA’s financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986 and other factors as MAA’s Board of Directors deems relevant. MAA’s Board of Directors may modify the dividend policy from time to time.

2025 Earnings and Same Store Guidance

MAA is updating its prior 2025 guidance for Earnings per diluted common share, Core FFO per diluted Share, Core AFFO per diluted Share and Same Store performance. MAA expects to provide updates to its 2025 Earnings per diluted common share, Core FFO per diluted Share and Core AFFO per diluted Share guidance on a quarterly basis.

FFO, Core FFO and Core AFFO are non-GAAP financial measures. Acquisition and disposition activity materially affects depreciation and capital gains or losses, which combined, generally represent the majority of the difference between Net income available for common shareholders and FFO. As discussed in the definitions of non-GAAP financial measures found later in this release, MAA’s definition of FFO is in accordance with the National Association of Real Estate Investment Trusts’, or NAREIT’s, definition, and Core FFO represents FFO as adjusted for items that are not considered part of MAA’s core business operations. MAA believes that Core FFO is helpful in understanding operating performance in that Core FFO excludes not only depreciation expense of real estate assets and certain other non-routine items, but it also excludes certain items that by their nature are not comparable over periods and therefore tend to obscure actual operating performance.

2025 Guidance	Previous Range	Previous Midpoint	Revised Range	Revised Midpoint
Earnings:	Full Year 2025	Full Year 2025	Full Year 2025	Full Year 2025
Earnings per common share - diluted	$5.25 to $5.49	$5.37	$4.18 to $4.30	$4.24
Core FFO per Share - diluted	$8.65 to $8.89	$8.77	$8.68 to $8.80	$8.74
Core AFFO per Share - diluted	$7.67 to $7.91	$7.79	$7.70 to $7.82	$7.76

MAA Same Store Portfolio:
Property revenue growth	-0.20% to 0.40%	0.10%	-0.25% to 0.15%	-0.05%
Property operating expense growth	1.75% to 2.75%	2.25%	1.80% to 2.60%	2.20%
NOI growth	-1.90% to -0.40%	-1.15%	-1.85% to -0.85%	-1.35%

MAA expects Core FFO for the fourth quarter of 2025 to be in the range of $2.17 to $2.29 per diluted Share, or $2.23 per diluted Share at the midpoint. The projected difference from Core FFO per diluted Share for the third quarter of 2025 to the midpoint of MAA's guidance for the fourth quarter of 2025 is summarized below:

Core FFO per diluted Share
Q3 2025 per diluted Share reported results	$2.16
Same Store NOI	0.06
Development, Lease-up and Other Non-Same Store NOI	0.04
Interest expense and Other non-operating (expense) income	(0.03)
Q4 2025 per diluted Share guidance midpoint	$2.23

MAA does not forecast Earnings per diluted common share on a quarterly basis as MAA generally cannot predict the timing of forecasted acquisition and disposition activity within a particular quarter (rather than during the course of the full year). Additional details and guidance items are provided in the Supplemental Data to this release.

Supplemental Material and Conference Call

Supplemental Data to this release can be found on the “For Investors” page of the MAA website at www.maac.com. MAA will host a conference call to further discuss third quarter results on October 30, 2025, at 9:00 AM Central Time. The conference call-in number is (800) 715-9871. You may also join the live webcast of the conference call by accessing the “For Investors” page of the MAA website at www.maac.com. MAA’s filings with the Securities and Exchange Commission (SEC) are filed under the registrant names of Mid-America Apartment Communities, Inc. and Mid-America Apartments, L.P.

About MAA

MAA, an S&P 500 company, is a real estate investment trust (REIT) focused on delivering full-cycle and superior investment performance for shareholders through the ownership, management, acquisition, development and redevelopment of quality apartment communities primarily in the Southeast, Southwest and Mid-Atlantic regions of the United States. As of September 30, 2025, MAA had ownership interest in 104,665 apartment units, including communities currently in development, across 16 states and the District of Columbia. For further details, please visit the MAA website at www.maac.com or contact Investor Relations at investor.relations@maac.com, or via mail at MAA, 6815 Poplar Ave., Suite 500, Germantown, TN 38138, Attn: Investor Relations.

Forward-Looking Statements

This release (as well as the Supplemental Data to this release) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements do not discuss historical fact, but instead are statements related to expectations, projections, intentions, assumptions and beliefs regarding the future. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “forecasts,” “projects,” “assumes,” “will,” “may,” “could,” “should,” “budget,” “target,” “outlook,” “proforma,” “opportunity,” “guidance” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding quarterly and full year 2025 guidance (including earnings guidance, Same Store Portfolio guidance and other related projections and assumptions), development costs for our development communities, timelines for occupancy, completion and stabilization of our development communities, and timelines for stabilization of our lease-up communities. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, as described below, which may cause our actual results, performance, achievements or outcomes to be materially different from the future results, performance, achievements or outcomes expressed or implied by such forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such statements should not be regarded as a representation by us or any other person that the results, performance, achievements or outcomes described in such statements will be achieved.

The following factors, among others, could cause our actual results, performance, achievements or outcomes to differ materially from those expressed or implied in the forward-looking statements: adverse effects on occupancy levels and rental revenues due to unfavorable market and economic conditions; adverse changes in real estate markets, including changes in supply and/or demand for multifamily housing or increased competition from alternative housing options; failure of development communities to be completed within budget and on a timely basis, if at all, to lease-up as anticipated or to achieve anticipated results; unexpected capital needs; material changes in operating costs, including real estate taxes, utilities and insurance costs, due to inflation and other factors; losses due to uninsured risks, deductibles and self-insured retentions, or losses from catastrophes in excess of coverage limits; ability to obtain financing at favorable rates, if at all, or refinance existing debt as it matures; level and volatility of interest or capitalization rates or capital market conditions; changes in the legal requirements we are subject to, or the imposition of new legal requirements, that adversely affect our operations; extreme weather and natural disasters; disease outbreaks and other public health events and measures that are taken by federal, state, and local governmental authorities in response to such outbreaks and events; legal proceedings or class action lawsuits; and other risks identified in our annual report on Form 10-K for the year ended December 31, 2024, our quarterly reports on Form 10-Q and other reports we file with the SEC from time to time.

Except as required by law, we undertake no obligation to publicly update or revise forward-looking statements contained in this release to reflect events, circumstances or changes in expectations after the date of this release.

FINANCIAL HIGHLIGHTS

Dollars in thousands, except per share data	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Rental and other property revenues	$554,373	$551,126	$1,653,570	$1,641,183

Net income available for MAA common shareholders	$98,616	$114,273	$386,572	$358,131

Total NOI (1)	$338,309	$339,565	$1,021,499	$1,026,024

Earnings per common share: (2)
Basic	$0.84	$0.98	$3.30	$3.07
Diluted	$0.84	$0.98	$3.30	$3.07

Funds from operations per Share - diluted: (2)
FFO (1)	$2.14	$2.10	$6.53	$6.57
Core FFO (1)	$2.16	$2.21	$6.51	$6.65
Core AFFO (1)	$1.81	$1.93	$5.70	$5.91

Dividends declared per common share	$1.5150	$1.4700	$4.5450	$4.4100

Dividends/Core FFO (diluted) payout ratio	70.1%	66.5%	69.8%	66.3%
Dividends/Core AFFO (diluted) payout ratio	83.7%	76.2%	79.7%	74.6%

Consolidated interest expense	$46,277	$42,726	$136,549	$124,352
Debt discount and debt issuance cost amortization	(1,625)	(1,514)	(4,866)	(4,569)
Capitalized interest	4,538	5,048	14,691	12,188
Total interest incurred	$49,190	$46,260	$146,374	$131,971

(1)
The following reconciliations are found later in this release: (i) Net income available for MAA common shareholders to NOI; and (ii) Net income available for MAA common shareholders to FFO, Core FFO and Core AFFO.
(2)
See the “Share and Unit Data” section for additional information.

Dollars in thousands, except share price	September 30, 2025	December 31, 2024
Gross Assets (1)	$17,714,181	$17,170,171
Gross Real Estate Assets (1)	$17,455,107	$16,924,002
Total debt	$5,197,359	$4,980,957
Common shares and units outstanding	120,023,581	119,958,973
Share price	$139.73	$154.57
Book equity value	$6,014,302	$6,147,664
Market equity value	$16,770,895	$18,542,058
Net Debt/Adjusted EBITDAre (2)	4.2x	4.0x
(1)
Reconciliations of Total assets to Gross Assets and Real estate assets, net, to Gross Real Estate Assets are found later in this release.
(2)
Adjusted EBITDAre is calculated for the trailing twelve month period for each date presented. The following reconciliations are found later in this release: (i) Unsecured notes payable, net and Secured notes payable, net to Net Debt; and (ii) Net income to EBITDA, EBITDAre and Adjusted EBITDAre.

CONSOLIDATED STATEMENTS OF OPERATIONS

Dollars in thousands, except per share data (Unaudited)	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenues:
Rental and other property revenues	$554,373	$551,126	$1,653,570	$1,641,183
Expenses:
Operating expenses, excluding real estate taxes and insurance	137,235	134,475	394,655	378,887
Real estate taxes and insurance	78,829	77,086	237,416	236,272
Depreciation and amortization	156,650	146,722	462,521	434,764
Total property operating expenses	372,714	358,283	1,094,592	1,049,923
Property management expenses	18,183	17,265	56,272	54,461
General and administrative expenses	12,525	12,728	40,957	42,444
Interest expense	46,277	42,726	136,549	124,352
(Gain) loss on sale of depreciable real estate assets	—	—	(71,842)	25
Other non-operating expense (income)	1,253	1,678	(4,303)	(2,604)
Income before income tax expense	103,421	118,446	401,345	372,582
Income tax expense	(1,766)	(670)	(3,404)	(3,485)
Income from continuing operations before real estate joint venture activity	101,655	117,776	397,941	369,097
Income from real estate joint venture	389	454	1,384	1,405
Net income	102,044	118,230	399,325	370,502
Net income attributable to noncontrolling interests	2,506	3,035	9,987	9,605
Net income available for shareholders	99,538	115,195	389,338	360,897
Dividends to MAA Series I preferred shareholders	922	922	2,766	2,766
Net income available for MAA common shareholders	$98,616	$114,273	$386,572	$358,131

Earnings per common share - basic:
Net income available for common shareholders	$0.84	$0.98	$3.30	$3.07

Earnings per common share - diluted:
Net income available for common shareholders	$0.84	$0.98	$3.30	$3.07

SHARE AND UNIT DATA

Shares and units in thousands	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net Income Shares (1)
Weighted average common shares - basic	117,012	116,820	116,943	116,758
Effect of dilutive securities	143	—	218	—
Weighted average common shares - diluted	117,155	116,820	117,161	116,758
Funds From Operations Shares And Units
Weighted average common shares and units - basic	119,960	119,900	119,941	119,865
Weighted average common shares and units - diluted	120,022	119,954	120,004	119,919
Period End Shares And Units
Common shares at September 30,	117,082	116,880	117,082	116,880
Operating Partnership units at September 30,	2,942	3,076	2,942	3,076
Total common shares and units at September 30,	120,024	119,956	120,024	119,956

(1)
For additional information on the calculation of diluted common shares and earnings per common share, please refer to the Notes to the Condensed Consolidated Financial Statements in MAA’s Quarterly Report on Form 10-Q for the three months ended September 30, 2025, expected to be filed with the SEC on or about October 30, 2025.

CONSOLIDATED BALANCE SHEETS

Dollars in thousands (Unaudited)
	September 30, 2025	December 31, 2024
Assets
Real estate assets:
Land	$2,112,192	$2,096,912
Buildings and improvements and other	14,746,047	14,160,799
Development and capital improvements in progress	449,390	470,282
	17,307,629	16,727,993
Less: Accumulated depreciation	(5,787,596)	(5,327,584)
	11,520,033	11,400,409
Undeveloped land	73,359	73,359
Investment in real estate joint venture	41,870	41,650
Real estate assets, net	11,635,262	11,515,418

Cash and cash equivalents	32,249	43,018
Restricted cash	13,683	13,743
Other assets	245,391	232,426
Assets held for sale	—	7,764
Total assets	$11,926,585	$11,812,369

Liabilities and equity
Liabilities:
Unsecured notes payable, net	$4,836,998	$4,620,690
Secured notes payable, net	360,361	360,267
Accrued expenses and other liabilities	714,924	683,748
Total liabilities	5,912,283	5,664,705

Redeemable common stock	20,223	22,230

Shareholders’ equity:
Preferred stock	9	9
Common stock	1,168	1,166
Additional paid-in capital	7,435,697	7,417,453
Accumulated distributions in excess of net income	(1,612,912)	(1,469,557)
Accumulated other comprehensive loss	(5,692)	(6,940)
Total MAA shareholders’ equity	5,818,270	5,942,131
Noncontrolling interests - Operating Partnership units	145,165	155,409
Total shareholders’ equity	5,963,435	6,097,540
Noncontrolling interests - consolidated real estate entities	30,644	27,894
Total equity	5,994,079	6,125,434
Total liabilities and equity	$11,926,585	$11,812,369

RECONCILIATION OF NET INCOME AVAILABLE FOR MAA COMMON SHAREHOLDERS TO FFO, CORE FFO, CORE AFFO AND FAD

Amounts in thousands, except per share and unit data	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net income available for MAA common shareholders	$98,616	$114,273	$386,572	$358,131
Depreciation and amortization of real estate assets	155,267	145,256	458,407	430,470
(Gain) loss on sale of depreciable real estate assets	—	—	(71,842)	25
MAA’s share of depreciation and amortization of real estate assets of real estate joint venture	168	157	499	466
Gain on consolidation of third-party development (1)	—	(11,033)	—	(11,033)
Net income attributable to noncontrolling interests	2,506	3,035	9,987	9,605
FFO attributable to common shareholders and unitholders	256,557	251,688	783,623	787,664
(Gain) loss on embedded derivative in preferred shares (1)	(2,009)	18,257	(3,292)	14,451
(Gain) loss on investments, net of tax (1)(2)	(4,396)	533	(4,733)	(2,873)
Casualty related (recoveries) and charges, net (1)	(127)	(5,714)	(3,695)	(9,664)
Legal costs, settlements and (recoveries), net (1)(3)	8,908	—	8,908	8,000
Core FFO attributable to common shareholders and unitholders	258,933	264,764	780,811	797,578
Recurring capital expenditures	(41,666)	(33,535)	(97,115)	(88,810)
Core AFFO attributable to common shareholders and unitholders	217,267	231,229	683,696	708,768
Redevelopment capital expenditures	(16,331)	(12,769)	(49,175)	(33,767)
Revenue enhancing capital expenditures	(20,820)	(21,924)	(56,112)	(60,566)
Commercial capital expenditures	(3,108)	(1,211)	(9,837)	(4,281)
Other capital expenditures (4)	(12,070)	(22,512)	(39,559)	(44,627)
FAD attributable to common shareholders and unitholders	$164,938	$172,813	$529,013	$565,527

Dividends and distributions paid	$181,830	$176,329	$545,411	$528,824

Weighted average common shares - diluted	117,155	116,820	117,161	116,758
FFO weighted average common shares and units - diluted	120,022	119,954	120,004	119,919

Earnings per common share - diluted:
Net income available for MAA common shareholders	$0.84	$0.98	$3.30	$3.07

FFO per Share - diluted	$2.14	$2.10	$6.53	$6.57
Core FFO per Share - diluted	$2.16	$2.21	$6.51	$6.65
Core AFFO per Share - diluted	$1.81	$1.93	$5.70	$5.91

(1)
Included in Other non-operating expense (income) in the Consolidated Statements of Operations.
(2)
For the three and nine months ended September 30, 2025 and the nine months ended September 30, 2024, gain on investments is presented net of tax expense of $1.0 million, $1.0 million and $0.8 million, respectively. For the three months ended September 30, 2024, loss on investments is presented net of tax benefit of $0.1 million.
(3)
During the three and nine months ended September 30, 2025 and the nine months ended September 30, 2024, in accordance with its accounting policies, MAA recognized $8.9 million, $8.9 million and $8.0 million, respectively, of accrued legal defense costs that are expected to be incurred through July 2027.
(4)
For the three and nine months ended September 30, 2024, $1.6 million and $2.5 million, respectively, of reconstruction-related capital expenditures relating to storm costs that have been reimbursed through insurance coverage are excluded from other capital expenditures.

RECONCILIATION OF NET INCOME AVAILABLE FOR MAA COMMON SHAREHOLDERS TO NET OPERATING INCOME

Dollars in thousands	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net income available for MAA common shareholders	$98,616	$107,205	$114,273	$386,572	$358,131
Depreciation and amortization	156,650	153,521	146,722	462,521	434,764
Property management expenses	18,183	17,511	17,265	56,272	54,461
General and administrative expenses	12,525	12,813	12,728	40,957	42,444
Interest expense	46,277	45,111	42,726	136,549	124,352
Loss (gain) on sale of depreciable real estate assets	—	69	—	(71,842)	25
Other non-operating expense (income)	1,253	(4,722)	1,678	(4,303)	(2,604)
Income tax expense	1,766	600	670	3,404	3,485
Income from real estate joint venture	(389)	(530)	(454)	(1,384)	(1,405)
Net income attributable to noncontrolling interests	2,506	2,748	3,035	9,987	9,605
Dividends to MAA Series I preferred shareholders	922	922	922	2,766	2,766
Total NOI	$338,309	$335,248	$339,565	$1,021,499	$1,026,024

Same Store NOI	$322,028	$319,612	$327,906	$974,435	$990,860
Non-Same Store and Other NOI	16,281	15,636	11,659	47,064	35,164
Total NOI	$338,309	$335,248	$339,565	$1,021,499	$1,026,024

RECONCILIATION OF NET INCOME TO EBITDA, EBITDAre AND ADJUSTED EBITDAre

Dollars in thousands	Three Months Ended		Twelve Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	December 31, 2024
Net income	$102,044	$118,230	$570,399	$541,576
Depreciation and amortization	156,650	146,722	613,373	585,616
Interest expense	46,277	42,726	180,741	168,544
Income tax expense	1,766	670	5,159	5,240
EBITDA	306,737	308,348	1,369,672	1,300,976
Gain on sale of depreciable real estate assets	—	—	(126,870)	(55,003)
Gain on consolidation of third-party development (1)	—	(11,033)	(206)	(11,239)
Adjustments to reflect MAA’s share of EBITDAre of unconsolidated affiliates	351	340	1,395	1,363
EBITDAre	307,088	297,655	1,243,991	1,236,097
(Gain) loss on embedded derivative in preferred shares (1)	(2,009)	18,257	1,008	18,751
(Gain) loss on investments (1)	(5,357)	648	(9,913)	(7,809)
Casualty related (recoveries) and charges, net (1)	(127)	(5,714)	(3,357)	(9,326)
Legal costs, settlements and (recoveries), net (1)(2)	8,908	—	10,345	9,437
Adjusted EBITDAre	$308,503	$310,846	$1,242,074	$1,247,150

(1)
Included in Other non-operating expense (income) in the Consolidated Statements of Operations.
(2)
During the three and twelve months ended September 30, 2025 and the twelve months ended December 31, 2024, in accordance with its accounting policies, MAA recognized $8.9 million, $8.9 million and $8.0 million, respectively, of accrued legal defense costs that are expected to be incurred through July 2027.

RECONCILIATION OF UNSECURED NOTES PAYABLE, NET AND SECURED NOTES PAYABLE, NET TO NET DEBT

Dollars in thousands
	September 30, 2025	December 31, 2024
Unsecured notes payable, net	$4,836,998	$4,620,690
Secured notes payable, net	360,361	360,267
Total debt	5,197,359	4,980,957
Cash and cash equivalents	(32,249)	(43,018)
Net Debt	$5,165,110	$4,937,939

RECONCILIATION OF TOTAL ASSETS TO GROSS ASSETS

Dollars in thousands
	September 30, 2025	December 31, 2024
Total assets	$11,926,585	$11,812,369
Accumulated depreciation	5,787,596	5,327,584
Accumulated depreciation for Assets held for sale (1)	—	30,218
Gross Assets	$17,714,181	$17,170,171
(1)
Included in Assets held for sale in the Consolidated Balance Sheets.

RECONCILIATION OF REAL ESTATE ASSETS, NET TO GROSS REAL ESTATE ASSETS

Dollars in thousands
	September 30, 2025	December 31, 2024
Real estate assets, net	$11,635,262	$11,515,418
Accumulated depreciation	5,787,596	5,327,584
Assets held for sale, net	—	7,764
Accumulated depreciation for Assets held for sale (1)	—	30,218
Cash and cash equivalents	32,249	43,018
Gross Real Estate Assets	$17,455,107	$16,924,002
(1)
Included in Assets held for sale in the Consolidated Balance Sheets.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDAre

For purposes of calculations in this release, Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization for real estate, or Adjusted EBITDAre, represents EBITDAre further adjusted for items that are not considered part of MAA’s core operations such as adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares, gain or loss on sale of non-depreciable assets, gain or loss on investments, casualty related charges and (recoveries), net, gain or loss on debt extinguishment and legal costs, settlements and (recoveries), net. As an owner and operator of real estate, MAA considers Adjusted EBITDAre to be an important measure of performance from core operations because Adjusted EBITDAre excludes various income and expense items that are not indicative of operating performance. MAA’s computation of Adjusted EBITDAre may differ from the methodology utilized by other companies to calculate Adjusted EBITDAre. Adjusted EBITDAre should not be considered as an alternative to Net income as an indicator of operating performance.

Core Adjusted Funds from Operations (Core AFFO)

Core AFFO is composed of Core FFO less recurring capital expenditures. Because net income attributable to noncontrolling interests is added back, Core AFFO, when used in this release, represents Core AFFO attributable to common shareholders and unitholders. Core AFFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. As an owner and operator of real estate, MAA considers Core AFFO to be an important measure of performance from operations because Core AFFO measures the ability to control revenues, expenses and recurring capital expenditures.

Core Funds from Operations (Core FFO)

Core FFO represents FFO as adjusted for items that are not considered part of MAA’s core business operations such as adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares; gain or loss on sale of non-depreciable assets; gain or loss on investments, net of tax; casualty related charges and (recoveries), net; gain or loss on debt extinguishment; legal costs, settlements and (recoveries), net, and mark-to-market debt adjustments. Because net income attributable to noncontrolling interests is added back, Core FFO, when used in this release, represents Core FFO attributable to common shareholders and unitholders. While MAA's definition of Core FFO may be similar to others in the industry, MAA’s methodology for calculating Core FFO may differ from that utilized by other REITs and, accordingly, may not be comparable to such other REITs. Core FFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. MAA believes that Core FFO is helpful in understanding its core operating performance between periods in that it removes certain items that by their nature are not comparable over periods and therefore tend to obscure actual operating performance.

EBITDA

For purposes of calculations in this release, Earnings Before Interest, Income Taxes, Depreciation and Amortization, or EBITDA, is composed of net income plus depreciation and amortization, interest expense, and income taxes. As an owner and operator of real estate, MAA considers EBITDA to be an important measure of performance from core operations because EBITDA excludes various expense items that are not indicative of operating performance. EBITDA should not be considered as an alternative to Net income as an indicator of operating performance.

EBITDAre

For purposes of calculations in this release, Earnings Before Interest, Income Taxes, Depreciation and Amortization for real estate, or EBITDAre, is composed of EBITDA further adjusted for the gain or loss on sale of depreciable assets, gain on consolidation of third-party development and adjustments to reflect MAA’s share of EBITDAre of an unconsolidated affiliate. As an owner and operator of real estate, MAA considers EBITDAre to be an important measure of performance from core operations because EBITDAre excludes various expense items that are not indicative of operating performance. While MAA’s definition of EBITDAre is in accordance with NAREIT’s definition, it may differ from the methodology utilized by other companies to calculate EBITDAre. EBITDAre should not be considered as an alternative to Net income as an indicator of operating performance.

Funds Available for Distribution (FAD)

FAD is composed of Core FFO less total capital expenditures, excluding development spending, property acquisitions, capital expenditures relating to significant casualty losses that management expects to be reimbursed by insurance proceeds and corporate related capital expenditures. Because net income attributable to noncontrolling interests is added back, FAD, when used in this release, represents FAD attributable to common shareholders and unitholders. FAD should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. As an owner and operator of real estate, MAA considers FAD to be an important measure of performance from core operations because FAD measures the ability to control revenues, expenses and capital expenditures.

Funds From Operations (FFO)

FFO represents net income available for MAA common shareholders (calculated in accordance with GAAP) excluding gain or loss on disposition of operating properties, asset impairment and gain on consolidation of third-party development, plus depreciation and amortization of real estate assets, net income attributable to noncontrolling interests and adjustments for joint ventures. Because net income attributable to noncontrolling interests is added back, FFO, when used in this release, represents FFO attributable to common shareholders and unitholders. While MAA’s definition of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other companies and, accordingly, may not be comparable to such other companies. FFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. MAA believes that FFO is helpful in understanding operating performance in that FFO excludes depreciation and amortization of real estate assets. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

Gross Assets

Gross Assets represents Total assets plus Accumulated depreciation and Accumulated depreciation for Assets held for sale. MAA believes that Gross Assets can be used as a helpful tool in evaluating its balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

Gross Real Estate Assets

Gross Real Estate Assets represents Real estate assets, net plus Accumulated depreciation, Assets held for sale, net, Accumulated depreciation for Assets held for sale, Cash and cash equivalents and 1031(b) exchange proceeds included in Restricted cash. MAA believes that Gross Real Estate Assets can be used as a helpful tool in evaluating its balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

Net Debt

Net Debt represents Unsecured notes payable,net and Secured notes payable,net less Cash and cash equivalents and 1031(b) exchange proceeds included in Restricted cash. MAA believes Net Debt is a helpful tool in evaluating its debt position.

NON-GAAP FINANCIAL MEASURES (Continued)

Net Operating Income (NOI)

Net Operating Income represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties held during the period, regardless of their status as held for sale. NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes NOI is a helpful tool in evaluating operating performance because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

Non-Same Store and Other NOI

Non-Same Store and Other NOI represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties classified within the Non-Same Store and Other Portfolio during the period. Non-Same Store and Other NOI includes storm-related expenses related to severe weather events, including hurricanes and winter storms. Non-Same Store and Other NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes Non-Same Store and Other NOI is a helpful tool in evaluating operating performance because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

Same Store NOI

Same Store NOI represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties classified within the Same Store Portfolio during the period. Same Store NOI excludes storm-related expenses related to severe weather events, including hurricanes and winter storms. Same Store NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes Same Store NOI is a helpful tool in evaluating operating performance because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

OTHER KEY DEFINITIONS

Average Effective Rent per Unit

Average Effective Rent per Unit represents the average of gross rent amounts after the effect of leasing concessions for occupied units plus prevalent market rates asked for unoccupied units, divided by the total number of units. Leasing concessions represent discounts to the current market rate. MAA believes average effective rent is a helpful measurement in evaluating average pricing. It does not represent actual rental revenue collected per unit.

Average Physical Occupancy

Average Physical Occupancy represents the average of the daily physical occupancy for an applicable period.

Development Communities

Communities remain identified as development until certificates of occupancy are obtained for all units under development. Once all units are delivered and available for occupancy, the community moves into the Lease-up Communities portfolio.

Effective Blended Lease Rate Growth

Effective Blended Lease Rate Growth represents the combined weighted average of Effective New Lease Rate Growth and Effective Renewal Lease Rate Growth from our Same Store Portfolio for the applicable period.

Effective New Lease Rate Growth

Effective New Lease Rate Growth represents the growth in gross rent amounts after the effect of leasing concessions for new leases from our Same Store Portfolio that were effective during the applicable period as compared to the prior lease.

Effective Renewal Lease Rate Growth

Effective Renewal Lease Rate Growth represents the growth in gross rent amounts after the effect of leasing concessions for renewal leases from our Same Store Portfolio that were effective during the applicable period as compared to the prior lease.

Lease-up Communities

New acquisitions acquired during lease-up and newly developed communities remain in the Lease-up Communities portfolio until stabilized. Communities are considered stabilized when achieving 90% average physical occupancy for 90 days.

Non-Same Store and Other Portfolio

Non-Same Store and Other Portfolio includes recently acquired communities, communities in development or lease-up, communities that have been disposed of or identified for disposition, communities that have experienced a significant casualty loss, stabilized communities that do not meet the requirements defined by the Same Store Portfolio, retail properties and commercial properties.

Resident Turnover

Resident turnover represents resident move outs excluding transfers within the Same Store Portfolio as a percentage of expiring leases on a trailing twelve month basis as of the end of the reported quarter.

Same Store Portfolio (or Same Store)

MAA reviews its Same Store Portfolio at the beginning of each calendar year, or as significant transactions or events warrant. Communities are generally added into the Same Store Portfolio if they were owned and stabilized at the beginning of the previous year. Communities are considered stabilized when achieving 90% average physical occupancy for 90 days. Communities that have been approved by MAA’s Board of Directors for disposition are excluded from the Same Store Portfolio. Communities that have experienced a significant casualty loss are also excluded from the Same Store Portfolio.

CONTACT: Investor Relations of MAA, 866-576-9689 (toll free), investor.relations@maac.com